SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13

or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2002

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Santander BanCorp

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(Exact name of registrant as specified in this charter)

Puerto Rico 001-15849 66-0573723

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(State or other jurisdiction of (Commission File No.) (IRS Employer

Identification No.)

incorporation)

207 Ponce de León Avenue, San Juan, Puerto Rico 00917

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(Address of principal executive offices) (Zip Code)

Registrant=s telephone number, including area code: (787) 759-7070

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ITEM 5. OTHER EVENTS

On April 30, 2002, The Board of Directors of Santander BanCorp (the "Corporation") and Banco Santander Puerto Rico, the Corporation´s banking subsidiary, approved the appointment of Ms. Monica Aparicio as Chairman and Chief Executive Officer of the holding company and its banking subsidiary, Banco Santander Puerto Rico. In addition, Jose Ramón González was appointed President and Chief Operating Officer of both entities. Said appointments are subject to the appropriate regulatory and governmental approvals. The press release issued by the Corporation is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1 Press Release issued April 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

By: /s/ María Calero Padrón

María Calero Padrón

Executive Vice President

and Corporate Comptroller

Date: May 1, 2002